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                                                                   EXHIBIT 10.14

                           MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding ("MOU") is entered into the third day of October, 2000 by and among the National Association of Hispanic Real Estate Professionals ("NAHREP"), Real Estate Espanol ("REE"), National Council of La Raza ("NCLR") and Freddie Mac.

This MOU sets forth the understanding and arrangements among the parties to assist in bringing the benefits of technology to mortgage origination for low- and moderate-income Hispanic and Latino borrowers ("Hispanic Community Technology Initiative").

I.   PURPOSE

     The purpose of the Hispanic Community Technology Initiative is to aid and improve prospective homebuyers in overcoming barriers to homeownership and improving their access to mortgage credit by bringing the benefits of technology to homeownership counseling and the origination of mortgages for low- and moderate-income Hispanic and Latino borrowers.

II.  PROGRAM GOALS

     The goals of the Hispanic Community Technology Initiative are as follows:

     o Provide increased homeownership opportunities and access to mortgage financing for creditworthy, low- and moderate-income Hispanic and Latino homebuyers in targeted communities by delivering a new technology platform, along with computers, to NCLR and NCLR affiliates

     o Conduct outreach and marketing activities that result in Hispanic and Latino potential borrowers in the targeted communities seeking out and receiving homeownership counseling from NCLR affiliates at the point in time when counseling may have the greatest impact

     o Educate potential homebuyers about the homebuying process, including money management, shopping for lenders, realtors and loan products that are affordable, and prepare potential homeowners for homeownership and home maintenance

     o Develop capacity at NCLR and NCLR affiliates to use technology to serve a greater number of Hispanic and Latino potential borrowers

III. RESPONSIBILITIES OF THE PARTIES

A.   NCLR AND NCLR AFFILIATES

     o Ensure that Freddie Mac technology tools and lending customers (as identified by Freddie Mac) and other technology tools NCLR deems appropriate will reside on the web-based technology platform developed under this effort

     o Ensure that the web-based technology tool and customer transaction system developed under this effort will be used in accordance with Freddie Mac/NCLR/NAHREP/REE's initial specifications unless otherwise agreed to in writing by all parties

     o Develop outreach and marketing campaigns to encourage Hispanic and Latino potential borrowers to enroll in homeownership education and counseling programs at the point in time when housing counseling can provide the most assistance to borrowers

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     o    Counsel potential homebuyers about the homebuying process utilizing materials and technology tools developed through the partnership

     o Develop lending initiatives with Freddie Mac's Community Development Lending Department in targeted communities (through NCLR affiliates) to expand homeownership opportunities for Hispanic/Latino families

     o Dedicate four NCLR staff persons (part-time) to serve as a resource to participating NCLR affiliates and manage the Hispanic Community Technology Initiative on behalf of Freddie Mac

     o Provide a semi-annual update/report to Freddie Mac on status of the Hispanic Community Technology Initiative

B.   NAHREP

     o Provide $250,000 over two years as follows: $100,000 in 2000 and $150,000 in the first quarter of 2001, to REE to sponsor REE's participation in the Hispanic Community Technology Initiative

     o Develop materials and conduct training sessions to educate NAHREP members on reaching potential homebuyers in the targeted communities and informing the potential homebuyers about homeownership opportunities through the Hispanic Community Technology Initiative

     o Develop educational materials for potential homebuyers that NAHREP members will distribute

     o Assist Freddie Mac in promoting Freddie Mac technology tools (and other technology tools deemed appropriate by NAHREP) to NAHREP members

     o Support Freddie Mac in the development of a business plan to rollout Freddie Mac technology tools to Hispanic/Latino mortgage and real estate professionals by conducting focus groups and surveys of NAHREP members

     o Provide direct support for the translation/review of Freddie Mac technology tools in Spanish consistent with Freddie Mac business plan

     o No later than 60 days after the execution of the MOU and annually thereafter, provide Freddie Mac with a specific work plan on how NAHREP intends to use the Freddie Mac grant; the plan must be reviewed and approved by Freddie Mac annually prior to the release of funds

C.   REE

     o Provide 200 computers as a donation and without charge ("Computers") to NAHREP, which shall distribute all the Computers to NCLR and NCLR affiliates as agreed to by all parties

     o    Host Freddie Mac technology tools on REE website

     o Develop a web-based technology tool that will be distributed to NCLR and NCLR affiliates

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          -    provide a customer/transaction management system for, among other things, customer intake, conversation logging, credit reporting, income and debt management and a platform for realtor/lender status information

          - create access to loan programs (including Freddie Mac mortgage offerings) by providing the capability to link institutions' underwriting requirements and special loan programs

          - be used to educate potential homebuyers and real estate and lending professionals

          - recognize Freddie Mac for the sponsorship of the platform's development

     o Provide semi-annually updates to Freddie Mac on the development of web-based technology tool, including the amount of funds expended for such development as of the date of the update

     o Develop and pilot the technology tool to the satisfaction of all parties prior to full implementation of the technology tool

     o    Pay all costs for developing the tool in excess of $250,000

D.   FREDDIE MAC

     o Provide $250,000 over two years to NAHREP as follows: $100,000 in 2000 and $150,00 in the first quarter of 2001, for REE to use toward the cost of development of the above web-based technology

     o Provide $675,000 to NCLR over three years as follows: $250,000 in 2000, $225,000 in 2001, and $200,000 in 2002, for NCLR to develop the technical expertise to become an e-commerce mortgage provider and to manage the overall Hispanic Community Technology Initiative on behalf of Freddie Mac, or at NCLR's discretion, and after consultation with Freddie Mac, use $100,000 of the funds provided to NCLR under this paragraph, to develop the technology to support an e-commerce mortgage operation or to provide general support to NCLR

     o Provide $650,000 to NCLR over three years as follows: $160,000 in 2000, $240,000 in 2001 and $250,000 in 2002, for NCLR to provide to its affiliates for the development of outreach marketing campaigns that encourage Hispanic and Latino potential borrowers to enroll in homeownership education and counseling programs

     o Provide up to $100,000 per year for three years to NAHREP beginning in the year 2000 for

          - NAHREP's development of both educational materials for NAHREP members and potential homebuyers and training programs for NAHREP members

          - Support of Freddie Mac's technology and business plans (including translation support) to reach more Hispanic mortgage professionals

     o Review for approval the annual work plans submitted to Freddie Mac by NCLR

IV.  PUBLICITY/PROMOTIONAL MATERIALS

Each party shall review and approve any public announcement of the Hispanic Community Technology Initiative. Thereafter, if any party issues any public statements, press releases, or other publicity or collateral promotional

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materials regarding this Hispanic Community Technology Initiative, and Freddie
Mac's name is to be used in such communication, Freddie Mac shall have the right to review and approve the communication prior to its issuance. Requests for such approval shall be directed to Freddie Mac's Vice President-Corporate Communications. NCLR, NAHREP and REE will be responsible for developing collateral promotional materials where appropriate. Additionally, each party will work together to announce and promote the Hispanic Community Technology Initiatives, as well as any efforts that result from the Initiative, at the national and local level. If Freddie Mac issues any public statements, press releases, or other publicity or collateral promotional materials regarding this Hispanic Community Technology Initiative and another party's name is to be used in such communication, such other party shall have the right to review and approve the communication prior to its issuance.

V.   LEGAL RELATIONSHIP OF THE PARTIES

The relationship among NAHREP, REE, NCLR and Freddie Mac under this Memorandum of Understanding is not that of partners or joint venturers and nothing in this Agreement shall be deemed to constitute or create an association, partnership or joint venture among them or any agency or employer-employee relationship. Neither party is granted, nor shall it represent that it has been granted, any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, another party, or to bind another party in any manner.

VI.  TERMINATION OF THE HISPANIC COMMUNITY TECHNOLOGY INITIATIVE

After the completion of year one of the Hispanic Community Technology Initiative, each party reserves the right to reassess its participation in this Hispanic Community Technology Initiative and may terminate its participation provided that such party gives all other parties 30 days notice in writing. The termination will eliminate any and all financial and program obligations for all parties involved.

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